CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated July 17, 2014, relating to the financial statements and financial highlights which appear in the May 31, 2014 Annual Reports to Shareholders of U.S. Treasury Money Fund, U.S. Treasury Intermediate Fund, and U.S. Treasury Long-Term Fund (comprising T. Rowe Price U.S. Treasury Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement. We also consent to the use in this Registration Statement of our report dated July 16, 2014, relating to the financial statements of T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 26, 2014